UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/ A
(Amendment #1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH TEXAS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1311	27-4556048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5057 Keller Springs Road, Suite 300
Addison, Texas 75001
469-718-5572
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco TX 75034
972- 963-0012
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
North Texas Energy, Inc. 5057 Keller Springs Road, Suite 300Addison, Texas 75001, 469-718-5572

Approximate date of commencement of proposed sale to public:
As soon as practicable after this registration statement becomes effective.
_________________

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common	2,000,000	$1.00	$ 2,000,000	$ 229.20
Total	2,000,000	-	$ 2,000,000	$ 229.20

(1)             The proposed offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS
Subject to completion, dated  February 23, 2012

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

North Texas Energy, Inc.
5057 Keller Springs Road, Suite 300 Addison, Texas 75001
469-718-5572

This prospectus relates to the sale of 2,000,000 shares of the common stock of North Texas Energy, Inc.
via Direct Public Offering

A Total 2,000,000 Shares of Common Stock Par Value $ 0.00001 per Share
 Offered at $1.00 (One Dollar) Per Share

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL SECURITIES EXCHANGE AND IS NOT QUOTED ON ANY OVER-THE-COUNTER MARKET.  THE PRICES AT WHICH THE STOCK WILL BE SOLD WILL BE DETERMINED BY THE PREVAILING MARKET PRICE FOR THE SHARES (IF OUR COMMON STOCK IS PUBLICLY TRADED AT SUCH TIME) OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE   9  FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

Table of Contents

FORWARD-LOOKING STATEMENTS	4
USE CAUTION WHEN EVALUATING FORWARD LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	4
HISTORY OF THE ORGANIZATION- NORTH TEXAS ENERGY, INC.	5
THE BUSINESS OF THE COMPANY	5
DESCRIPTION OF THE OIL AND GAS LEASE RIGHTS AND RESERVES	6
THE HAYNESVILLE & EAGLEFORD SHALE FORMATIONS	6
Haynesville Shale Formation	6
Eagleford Shale Formation	6
Information Related to Large Geological Shale Formations and Their Estimated Natural Resources	6
Estimated Currently Known Oil Reserves-Technical Report on North Texas Energy Oil & Gas Leases	7
Estimated Discounted Cash Value of Oil Reserves Producible in Three Years	7
THE COMPANY'S BRIEF OPERATING HISTORY	7
THE OFFERING	7
Beginning and Cumulative Number of Shares Outstanding Based on Offering Milestones	7
SUMMARY CONSOLIDATED FINANCIAL DATA	8
RISK FACTORS	9
RISKS RELATED TO OUR BUSINESS	9
The changing price paid for a barrel of Crude Oil at Market	9
Environmental Impact Including New Legislation	9
Reliance on Experts	9
Our Business as a "Going Concern"	9
USE OF PROCEEDS	10
MANAGMENT'S DISCUSSION AND ANALYSIS	10
Overview	10
FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS	11
Liquidity	11
Results of Operations	11
DIRECTORS, OFFICERS AND CONTROL PERSONS	11
TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS	12
PLAN OF DISTRIBUTION	12
RECENT SALES OF UN-REGISTERED SECURTIES	12
FINANCIAL STATEMENTS-CONSOLIDATED FINANCIAL STATEMENTS	12
TABLE OF CONTENTS-SECTION F	13
NOTES TO THE FINANCIAL STATEMENTS	21
LITIGATION	23
STOCK TRANSFER AGENT	23
LEGAL MATTERS	23
EXPERTS	23
WHERE YOU CAN FIND MORE INFORMATION	23
UNDERTAKINGS	24
SIGNATURES	24
EXHIBIT INDEX	25

FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS CONTAIN FORWARD-LOOKING STATEMENTS WITHING THE MEANING OF FEDERAL SECURITIES LAW. WORDS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "BELIEVE," "ESTIMATE," "CONTINUE," "PREDICT," OR OTHER SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. fORWARD-LOOKING STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING OUR INTENT, BELIEF OR CURRENT EXPECTATION ABOUT, AMONG OTHER THINGS, TRENDS AFFECTING THE MARKETS IN WHICH WE OPERATE, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOW AND GROWTH STRATEGIES.

USE CAUTION WHEN EVALUATING FORWARD LOOKING STATEMENTS

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS INCLUDING THOSE SET FORTH IN THE “RISK FACTORS” SECTION OF THIS PROSPECTUS. IF ANY OF THE EVENTS DESCRIBED IN “RISK FACTORS” OCCUR, THEY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION, CASH FLOW, AND GROWTH STRATEGIES. WHEN CONSIDERING FORWARD-LOOKING STATEMENTS YOU SHOULD KEEP THESE FACTORS IN MIND AS WELL AS THE OTHER CAUTIONARY STATEMENTS IN THIS PROSPECTUS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. WE ARE NOT OBLIGATED TO UPDATE FORWARD-LOOKING STATEMENTS.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN “WHERE YOU CAN FIND MORE INFORMATION” ON 18 BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9.  IN THIS PROSPECTUS, REFERENCES TO “ THE COMPANY,” “WE,” “US” AND “OUR” AND SO FORTH REFER TO THE MERGED OR COMBINED COMPANIES AS ONE ALTOGETHER SUBSEQUENT TO THE MERGERS AND COMBINATION OF THE RESPECTIVE BUSINESSES INTO NORTH TEXAS ENERGY, INC. AND ITS SUBSIDIARIES.

HISTORY OF THE ORGANIZATION- NORTH TEXAS ENERGY, INC.
PURCHASE AND SALE AGREEMENT WITH REMINGTON OIL AND GAS, INC.

North Texas Energy, Inc. was organized in Nevada in January 2011. We are a combination of three companies, each originally founded for same purpose. The predecessors to NTE are Remington Oil and Gas, LLC a Texas Limited Liability Company and Remington Oil and Gas, Inc. a Nevada corporation. During 2009 and prior Remington Oil and Gas, LLC had acquired Oil Field leases in North Texas, in Upshur and Milam counties.  In January 2010 Remington Oil and Gas, Inc. acquired all of the outstanding ownership interests of Remington Oil and Gas, LLC. In the process, Remington Oil and Gas, Inc., acquired the oil and gas leases in North Texas that had been previously assigned to Remington Oil and Gas, LLC. In January 2011 North Texas Energy, Inc. acquired Remington Oil and Gas, Inc . through a share exchange agreement. Also in January 2011 the  Purchase and Sale agreement with Remington Oil and Gas, Inc., gave title to the oil and gas leases that were the property of Remington Oil and Gas, Inc. to North Texas Energy, Inc. The Purchase and Sale Agreement (see exhibit 2.2) transferred title of Remington’s well-head equipment to North Texas Energy, Inc. and provide for the acquisition of all of the outstanding shares of Remington Oil and Gas, Inc. by North Texas Energy, Inc. in a one-for-one exchange.

THE BUSINESS OF THE COMPANY

North Texas Energy, Inc. (NTE) is a non-traditional Crude Oil and Natural Gas producing company. The company has acquired title to Oil and Natural Gas leases in the state of Texas in Milam and Upshur counties. The company controls 100% of the working interest in the Texas leases. The company also has entered into final negotiations for agreements that will allow for acquisition of additional leases in neighboring Kansas and Oklahoma in the near future. The company will control 100% of the working interest in the Kansas and Oklahoma leases. There is substantial oil exploration and production currently in the areas in which the company holds ownership rights to the mineral deposits (oil and gas) that the company seeks to bring to market. The company's business is the re-entering oil fields containing formerly producing wells and oil deposits and employ new proven methods to recover proven remaining and probably substantial deposits of crude oil and natural gas. The company has now on its leased property a total of eleven wells that have been drilled and have a substantial amount of well head equipment installed. The well head equipment is that equipment used to bring the deposits of oil and natural gas to the surface and to store it or deliver it to market for sale. The eleven wells are in various states of repair but all are useable subsequent to repair and refurbishment.

NTE is an “Enhanced Oil Recovery” (EOR) company. EOR is a term used to describe a variety of methods by which oil reserves are recovered from existing oil fields that were not completely exhausted using standard methods. We are not an “exploration company” in the sense that our business and our methods do not involve an attempt to explore for new oil deposits but rather to exploit existing known oil fields using other than “standard” recovery methods. In simplified terms, the "standard" methods of producing oil and natural gas from its location in natural deposits in the earth is to drill a relief (well) into the deposit and allow the deposit's crude oil to surface because of the natural pressure that exists in the deposit structure underground. Once a well is finished and a well casing is in place the oil and natural gas will surface under its own pressure or with a small amount of suction introduced into the well. As the oil surfaces so does the natural gas and the two products are separated and stored or delivered directly to market. Enhanced Oil Recovery methods identify the process(s) by which substantial amounts of oil and gas that remain in a field deposit, after standard recovery methods are exhausted, can be recovered using a variety of methods of enhancing the natural pressure in a deposit or using some other method to release additional trapped oil in the deposit. Refurbishing and using the same wells that were used originally in using standard methods, EOR allows for the recovery of significantly more oil from the same field by introducing additional pressure or other geological changes in the deposit. The original well, well casing and well head equipment, are used in the process.

NTE intends initially to use an EOR method called "microbial injection" to induce pressure in its oil field deposits and allow for the remaining oil deposits to be recovered. Microbial injection is the process by which nutrients or compounds are injected into an oil field to allow for the natural enhancement of the movement and release of the oil out of the deposit.  Commonly, as much as two-thirds of the original oil recovered in a deposit can be recovered using some kind of Enhanced Oil Recovery method. The concept is to use natural environmental reactions to improve the recovery of oil trapped in porous media in the deposit or without sufficient pressure to allow the oil and gas to be expressed normally from the deposit to above ground. In each different oil field, the method by which EOR can be successful is dependent on the oil field and deposit structure. The uniqueness of each field may involve unique EOR methods which can be any combination of methods involving the use of expertise in the disciplines of geology, chemistry, and microbiology as well as fluid mechanics and a variety of engineering applications.

The company relies on the science and practice of qualified petroleum engineers to identify oil deposits and reserves in oil fields that we wish to enter and begin producing operations (see “Petroleum Engineer's Report” in the supplemental information attached to this prospectus). Additionally, NTE will rely on state-of-the-art oil deposit identification methods such as seismic analysis and interpretation. We rely on engineering analysis and written reports that indicate (based on professional opinion) the character and type of oil deposits that may be in any particular oil field (See the section on “Risk Factors” for more information). Once NTE identifies an attractive field, we attempt to enter into an agreement to acquire lease title to the field and begin the process of producing oil and natural gas from the field using currently known effective EOR methods.

DESCRIPTION OF THE OIL AND GAS LEASE RIGHTS AND RESERVES

In order to determine the cost-effectiveness and feasibility of the company’s plan to produce oil from its leased oil and gas properties a professional petroleum engineer’s Technical Report was commissioned by the company to determine the estimated reserves of hydrocarbon deposits in the geological structures under the ground leases. That report is included in this prospectus in Exhibit 99.1 and provides analytical data and conclusions that make estimates of the reserves the company holds title to in two separate geological formations that are known to be rich in hydrocarbon deposits including oil and natural gas. The formations are referred to as ”Shale” formations for their type of geological composition underground. These types of formations have recently been the focus of oil and natural gas exploration and production companies because they have been proven to contain significant amounts of recoverable crude oil and natural gas. The Technical Report in Exhibit 99.1 to this prospectus gives detailed information about the location and structure of the geology contained in the leases. The leases are recorded in the counties that they exist in and are on record and identified in the records of the Texas Railroad Commission who has regulatory management authority over oil and gas leases in the state of Texas.

THE HAYNESVILLE & EAGLEFORD SHALE FORMATIONS

Haynesville Shale Formation

The company has property rights in two different established oil fields. In East Texas (Upshur County), the company holds leases in the East Texas Oil Field, within the “Haynesville Shale”. The Haynesville Shale is a geological formation that underlies parts of Arkansas, Louisiana and East Texas. The East Texas Oil Field (located in the Haynesville Shale formation) has been producing oil and natural gas for some time now and the company will focus its initial efforts in the East Texas Oil Field on implementing Enhanced Oil Recovery techniques. The company’s East Texas oil field leases would be the quickest wells to bring on-line and produce crude oil for sale. As production begins from the shallow existing wells the process of deep lateral well drilling and fracturing at significantly deep locations in the geological structure will begin. Production of oil in Upshur County (referred to as the Haynesville Shale formation) will begin with the process of refurbishing eleven existing wells. Once those wells are clean and operational, the enhanced oil recovery technique called microbial injection will begin. The process should give the company access to the estimated 5 million barrels of recoverable crude oil in the structure.

Eagleford Shale Formation

The company also has leased property in Milam County Texas in a geological formation referred to as the “Eagleford Shale Formation”. The Eagleford Shale Formation underlies much of South and East Texas and is also a hydrocarbon rich underground geological formation in which a significant amount of crude oil and natural gas exists. The formation is estimated to contain as much as 3 billion barrels of producible crude oil. The company plans to conduct deep horizontal drilling and fracturing activities on its leases in the Eagleford Shale. Many already producing deep horizontal wells exist in the formation and the formation was the most active in the U.S. in 2010 for drilling permits.

Information Related to Large Geological Shale Formations and Their Estimated Natural Resources

A great deal of  information is published and available from a variety of sources in the public domain and from private sources that detail the geology and hydrocarbon (crude oil and natural gas) producing activities and resources in both the Eagleford and Haynesville Shale Formations. A substantial amount is available via the World Wide Web (The Internet).

Estimated Currently Known Oil Reserves-Technical Report on North Texas Energy Oil & Gas Leases

 On its owned leases the company has estimated reserves in standard barrels of oil (42 gallons) identified by the Technical Report as follows:

Description of Lease	Proved Developed Reserves	Proved Un-Developed Reserves	Probable Reserves
Balch	496,585

Northrock		882,000	1,102,500

The company has negotiated additional leases which it has not formalized yet that if finalized would add an additional estimated 2,100,000 barrels of Proved Developed reserves and 164,000 barrels of Proved Un-developed reserves ( see the Petroleum Engineer’s report in Exhibit 99.1 to this prospectus)l.

Estimated Discounted Cash Value of Oil Reserves Producible in Three Years

The following table shows the estimated discounted cash  gross value of production of Crude Oil for the next three years (generalized in annual receipts) for the production and sale of Light Sweet Crude Oil at the Western Intermediate Average Price of $74 Per Barrel from the company’s known Proved Developed, Proved Un-Developed and Probable Reserves. The company estimates that from the gross receipts it will pay approximately 22% of the gross receipts in royalties and severance taxes.

Year of Production	Gross Receipts	Discount Rate %	Discounted Value
Year One	$ 3,000,000	4.0	$ 45,200,852
Year Two	$ 15,000,000	5.0	$ 44,105,388
Year Three	$ 32,000,000	6.0	$ 43,047,952
Total	50,000,000	7.0	$ 42,026,952

THE COMPANY'S BRIEF OPERATING HISTORY

The company had basically no field operations or activity in 2009 and has not had any in 2011. Although the company is not currently operating in the field, it had brief field operations during 2010. Beginning in 2010, the company obtained funding from the private sale of its common stock (see the section "Recent Sales of Unregistered Securities" for more information). Along with the use of those funds and trade credit, the company began refurbishing and repairing the wells existing on the leased property for production and use.
Working capital in the form of approximately $206,000 in cash from unregistered common stock sales along with trade credit from suppliers and contractors of $98,000 was used in the process. The complete comprehensive financial information covering the company's entire relevant operating history follows after this section (see the sections "Management's Discussion and Analysis" and "Financial Statements") Other than during 2010, no significant financial or operational activity has occurred.

THE OFFERING

This prospectus refers to the sale of 2,000,000 shares of the company's common stock in a Direct Public Offering of the securities. The company has outstanding common stock totaling 5,831,000 shares and intends to issue another 2,000,000 shares to the public in the offering. The offering is a Direct Public Offering. Subject to the approval of the registration statement, the company will take measures to meet the criteria and regulations that allow the stock to be quoted on the OTC Bulletin Board stock quotation system.
It is likely that not all of the stock offered will be sold to investors immediately. It is likely that a delayed sale of the securities will take place over an extended period of time. The following table shows the possible outcomes for computing the company's outstanding stock given partial sales of the total offering given in percentage intervals.

Beginning and Cumulative Number of Shares Outstanding Based on Offering Milestones

Prior to Offering	25% Sold	50% Sold	75% Sold	100% Sold

5,831,000	6,331,000	6,831,000	7,331,000	7,831.000

Gross Proceeds	$ 500,000	$ 1,000,000	$ 1,500,000	$ 2,000,000

Of the total number of shares outstanding prior to the offering of 5,831,000 approximately 5,000,000 are held by “control persons”. Those shares are restricted until March 24, 2013. The remaining 831,000 shares are held by private investors who acquired their stock via the stock exchange between Remington Oil and Gas Inc. and North Texas Energy Inc. on January 12, 2011. Those shares will remain restricted until no sooner than January 12, 2012.

SUMMARY CONSOLIDATED FINANCIAL DATA

We have prepared the following summary of our consolidated financial statements. The summary of our consolidated financial data set forth below should be read together with our Consolidated Financial Statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

NORTH TEXAS ENERGY, INC. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
BALANCE SHEETS
AT DECEMBER 31, 2009, 2010 &  2011

	12/31/2011	12/31/2010	12/31/2009
Current Assets
Cash	-	-	-
Total Current Assets	-	-	-
Property, Plant & Equipment
Well Head Equipment	$89,410	$89,410	$89,410
Total Assets	$89,410	$89,410	$-0-
Total Liabilities	$148,174	$148,174	$144,367
Total Stockholder’s Equity	$(58,764)	$(58,764)	$(54,957)
Total Liabilities & Stockholder’s Equity	$89,410	$89,410	$89,410

NORTH TEXAS ENERGY INC. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
INCOME STATEMENTS
FOR THE TWEVE MONTHS ENDED DECEMBER 31, 2009, 2010 & 2011

	12/31/2011	12/31/2010	12/31/2009

Oil and Gas Producing Income	-	-	-
General Operating Expenses	$-0-	(209,833)	(54,957)
Net Income (Loss)	$-0-	(209,833)	(54,957)

NORTH TEXAS ENERGY, INC. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
STATEMENT OF CASH FLOWS
FOR THE TWEVE MONTHS ENDED DECEMBER 31, 2009 AND 2010
 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2011

	12/31/2011	12/31/2010	12/31/2009

Net Income from Operations	$-0-	$(209,833)	$(54,957)
Adjustments to Reconcile Net Income
To Net Cash From Operations
Increase in Current Liabilities	$50,000-	$3,806	$144,367
Investing Activities-Equipment	$(89,410)	-	(89,410)
Financing Activities Adjustments to Paid-In-Capital for Stock Issued for Equipment	$39,410
Sale of Common Stock	-	$206,027	$-
Net Cash Change for the Period	--	-	-

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described in this section of the prospectus together with all the other information contained in this prospectus including our       consolidated financial statements and the notes to the financial statements that are included with them before deciding to invest in our common stock. The risks described in this section and in the prospectus do not represent the only risks associated with an investment in our common stock. Additional risks that we have not discovered or presented here because we consider them immaterial may also adversely affect our Company. If any of the following risks and their negative affects happen to occur, our business financial condition and results of operations and the value of our common stock could be materially and adversely affected in a manner that could completely devalue your investment. Great care should be taken to evaluate the risk and any decision to invest should come with an accompanying concern that all of your investment could be lost.

RISKS RELATED TO OUR BUSINESS

The changing price paid for a barrel of Crude Oil at Market

The most significant risk factor directly affecting our business is the price of crude oil at market. The market price at which the company delivers oil to market is the price as stated for “Western Intermediate Light Sweet Crude Oil”. Since a low price of about thirty dollars ($30) per barrel was reached in 2008, the average price per barrel has fluctuated greatly but averaged about seventy-four dollars ($74) per barrel. In our plans for recovering oil from the reserves that we probably have in our deposits, we will need the price of crude oil at market to stay above the price averaged at about twenty dollars ($20) per barrel. Below the price of twenty dollars per barrel, we will have to carefully evaluate the timing and the methods we use for recovery of oil and natural gas in order to make the process profitable.

Environmental Impact Including New Legislation

As was discussed earlier in the section “The Business of Our Company”, we are an oil and gas producing company that uses new processes that allow for the production of oil from existing deposits that are residual deposits left after standard methods of relieving oil from known deposits has been exhausted. The new methods involve introducing into the geology of a deposit, materials that have no known undesirable environmental impact on the geological formation we are operating in. If in the future it is found that a not predictable undesirable impact is related to our oil recovery methods, we may be prevented from using methods we now know to be cost effective and safe such as the methods we now plan to use discussed also in the section “The Business of Our Company”. If in any case the method of recover that we choose is found to have undesirable affects on the environment that we operate in or around, it might prevent us from recovering oil in a cost-effective way. Of specific concern on an on-going basis, is how or if our recovery process has any impact on the aquifer (drinking water) system contained in the geological system we are attempting to recover oil in. Any undesirable impact to the drinking water system would have a serious impact on our ability to continue operations.

Reliance on Experts

As was discussed earlier in the section “The Business of Our Company”, we are entering existing oil fields where proven oil deposits exist. In addition, there are additional “probable” deposits of oil in the field that we intend to recover. The amount and type of deposits we intend to recover are identified and characterized for us by experts in the petroleum business with many years of experience using accepted methods of identifying and characterizing oil deposits in geological formations.  We know that previous recovery operations were successful and we know that experts indicate that substantial deposits of crude oil and natural gas remain in the oil field deposit. What we don't know is how accurate the estimates of the experts are. If in fact the experts' estimates of the amount and characterization of the deposits are that we intend to recover are significantly inaccurate it would have a serious negative impact on our business.

Our Business as a “Going Concern”

In expressing an opinion on our financial statements, our auditor has expressed its opinion as to our business being a “going concern”. Such an opinion indicates that the business lacks sufficient liquidity to remain operating as a business entity. Specifically, if our business fails to raise sufficient capital in order to conduct day-to-day business operations, it will fail to operate completely. At this time, we have no arrangements other than issuing short term debt and this offering to supply working capital needed to conduct day-to-day business. It is possible that additional arrangements can be made above and beyond the offering but those arrangements are not guaranteed.

USE OF PROCEEDS

The company has evaluated its needs and intends to use the proceeds of the offering in following priorities. Actual proceeds would be net of any offering costs or fees.

Purpose	% of Total Milestone of completion of Offering
	25%	50%	75%	100%
General Operations	$100,000	$350,000	$550,000	$625,000
Well Refurbishment & Preparation	$275,000	$375,000	$475,000	$650,000
Indirect Drilling Costs	$100,000	$250,000	$400,000	$625,000
Working Capital	$25,000	$25,000	$25,000
Lease Acquisitions			$50,000	$100,000

Total of Offering (Actual Expenditures would be net of any fees or commissions)	$500,000	$1.000.000	$1,500,000	$2,000,000

After the offering is complete no material other funding aside from that generated by operations is intended to be needed. Aside from reducing current liabilities in the form of existing trade accounts payable, the proceeds are not being use to extinguish any prior debt or to acquire any particular equipment or assets not identified in the prospectus or not used in our normal course of business.

MANAGMENT'S DISCUSSION AND ANALYSIS

Overview

North Texas Energy, Inc. is in its development stage. The results of operations show how capital intensive and profitless the oil and gas production business is at start up. It is predictable that once initial large capital requirements are met, the production of oil and gas from the particular oil and gas leases the company has title to will be productive and profitable. The progress so far has been limited by severely limited access to working capital.

One of the most important economic factors in the U.S economy is the successful exploration and production of crude oil and natural gas. North Texas Energy, Inc. is committing its business and resources to the production of crude oil and natural gas that remains in geological formations in oil fields that have been previously explored and have produced significant amounts of crude oil already. It is the conventional wisdom based on current data and information produced by the petroleum industry and its research that additional significant deposits of crude oil and natural gas remain in fields that were once productive in the past. In recent years and with the price of crude oil steady at about seventy-four dollars per barrel (since 2008), new production methods have emerged as cost-effective in recovering the substantial remaining oil that has not been recovered using standard methods. North Texas Energy, Inc. entered into the business of recovering oil in previously drilled and producing fields in 2009 by acquiring Oil and Natural Gas Leases in East Texas. The Financial Statements included in this prospectus cover the short period of time in which NTE operated during the year 2010. During that time, the company had access to private capital from sales of common stock to shareholders. The capital from investment by private shareholders was limited and sales were terminated late in 2010. The funds invested at that time were used mainly to begin the process of refurbishing wells and preparing well head installations for re-use. The short operations history will show that without on-going sources of working capital, the initial cost of getting wells and drill bores functional to begin the process of recovering oil that remains in the geological formation will not be met and significant delays in recovering the remaining oil would occur.

With sufficient capital for the purpose of beginning the process of making ready to pump oil and gas, the company is well situated to recover and market a significant amount of oil and gas reserves now remaining and trapped in the oil fields. It is important to understand that the results of operations indicates that no revenue producing activity took place, significant progress has been made in well site preparation and other preparations to move as quickly as possible to recovering oil and getting it to market.

FINANCIAL CONDITION, CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity

Without additional investment capital from shareholders or other sources, the company has no short term source of liquidity. In order to bring wells on-line and produce crude oil and natural gas to bring to market, significant amounts of working capital will be needed to continue operations. If the offering is successful in any of its milestones, sufficient capital will be available to bring wells on-line and begin producing oil and gas for market. In the event that happens and the price of oil does not fall below thirty dollars per barrel for crude, the company will be able to fund operations from revenue producing activities. The company estimates that its capital requirement to begin pumping oil and gas and producing income is approximately $250,000. At that level of expenditure, the company could begin producing as little as 200 barrels of oil per day and probably more. The income produced at that level is approximately $450,000 per month on average. At that minimum level of production, the company can rely solely on its production income for liquidity. The company plans to systematically bring wells on-line that have the greatest initial production possibility.

Results of Operations

The company has little or no useful comparative operating data that indicates any obvious trends or isolates any particular reason for any changes in the results in operations. The company had brief operations during 2009 and had net losses of approximately $55,000. In 2010, the company had net losses of approximately $209,000. The losses from the operations are attributed to the start of the process of preparing existing wells for production and preparing well sites for use. During the start up in 2009 and 2010, there was no revenue produced from oil and gas producing activities because of a shortage of working capital. Additional working capital is needed to complete the well preparation phase of our business plan and begin producing oil for market. We have at this time not identified any source other than the offering for the needed liquidity to begin oil and gas production. The production of oil and natural gas in a developmental stage as in the case of North Texas Energy, Inc. is capital intensive. Significant amounts of capital and strong liquidity are essential to the success of our oil and gas income producing activities. It is no guarantee but it is probable that the liquidity and capital produced by the offering depicted in this prospectus will provide sufficient liquidity to begin successful oil and gas production at a level that would sustain self supplied liquidity depending on the expected production that is estimated in our engineering estimates of reserves. Successful results of operations at this time will depend greatly on our ability to find external sources of liquidity.

DIRECTORS, OFFICERS AND CONTROL PERSONS

Mr. Kevin Jones – Chairman and CEO-Director
Mr. Jones started as an investor in small privately owned oil and gas ventures. Based upon his previous investments, he realized that building a successful oil and gas company entails intelligent selection and development of the appropriate projects with a professional, experienced, and competent management team. Mr. Jones’ primary mission is to enable North Texas Energy, Inc. (NTE) to acquire high quality properties that possess long-term production opportunities. This mission is achieved through significant Enhanced Oil Recovery (EOR) rework of existing oil and gas wells and considerable drilling and development of new oil and gas wells. NTE’s business model and employment of state-of-the-art drilling methodologies and EOR techniques will enable the company to maximize the production of commercially viable oil and gas reserves. It is also Mr. Jones’ philosophy that the company’s success not be predicated upon the acquisition of a specific producing property or a specific return on that property. The company’s success is predicated upon successful implementation of strategic plans to advance NTE’s mission and objectives and to promote revenue, profitability, and ultimately maximize the valuation of the company’s assets in the public marketplace. Before becoming Chairman and CEO of North Texas Energy, Inc., Mr. Jones worked 20 plus years in Government and private sector scientific and engineering communities. It is Mr. Jones’ mandate to make professionalism and honesty the cornerstone of NTE’s foundation.

Sanah Marah – CFO
Mr. Marah is a professional seasoned accountant with over 12 years of experience. He has worked for with publicly traded, private, and non-profit companies. Mr. Marah will assist in the financial assessment of all areas of the company and determine how each area can be optimized to perform as proficiently as possible. Mr. Marah will also be instrumental in determining the best pathways to ensure NTE’s future success. Mr. Marah holds a business and finance degree from the University of London and an accounting degree from Letourneau University. Mr. Marah is a Practicing Certified Management Accountant (CMA). One of Mr. Marah’s primary responsibilities is to oversee the capital structure of the company by determining the best mixture of debt and equity financing.

TABLE OF OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN CONTROL PERSONS GREATER THAN 5%

Class of Stock	Name & Address of Owner	Number of Shares	Portion of Class (%)
Common	Kevin Jones-CEO, Director 5057 Keller Springs Road, Suite 300 Addison, Texas 75001	5,000,000	86%

No other person or entity as defined in SEC Rule 13d-3(a) has any right of ownership of common stock by the exercise of any; (1) warrant, option or right (2) conversion of any security agreement (3) power to revoke any trust agreement voluntarily or by automatic function.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

No transactions that require disclosure in accordance with Item 404 of Regulation S-K of the Securities Act of 1933 have taken place.

PLAN OF DISTRIBUTION

The company plans on offering its securities to the public by the method of a Direct Public Offering. Subject to the approval of the registration statement, the company intends to meet the criteria for inclusion for quotation on the Financial Industry Regulatory Authority's over the counter bulletin board quotation system. This is not an underwritten offering. The company intends to engage the services of brokerage firms that quote stock prices and make markets in particular types of stock offerings that are members of the regulatory agencies that govern and or control their use and participation in the market quotation and stock selling services industry.

RECENT SALES OF UN-REGISTERED SECURTIES

The company recently sold securities in private transactions to private parties for cash. During the period January through September of 2010 the company sold a total of 831,000 shares to private parties in an offering exempted under Rule 504 Regulation D. The securities were all sold for cash.  A complete detailed list of those sales by date and consideration given is found in Exhibit 2.1 to this prospectus.

FINANCIAL STATEMENTS-CONSOLIDATED FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

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TABLE OF CONTENTS-SECTION F

Reports of Independent Registered Public Accountant of North Texas Energy, Inc. and Remington Oil and Gas, Inc.

Balance Sheets of Remington Oil and Gas, Inc. As of December 31, 2009, 2010 and January 31, 2011   (Audited)

Statements of Income and Operations of Remington Oil and Gas, Inc. Inc. for the Twelve Months Ended December 31, 2009 and 2010 and the One Month Ended January 31, 2011 (Audited)

Statements of Cash Flow of Remington Oil and Gas , Inc. for the Twelve Months Ended December 31, 2009 and 2010  and the One Month Ended January 31, 2011 (Audited )

Statements of Stockholder's Equity of Remington Oil and Gas, Inc. As of December 31, 2009 and 2010 and the One Month Ended January 31, 2011 (Audited)

Balance Sheet of North Texas Energy, Inc. As of December 31, 2011 (Audited)

Statement of Income and Operations of North Texas Energy, Inc. for the  Twelve Months Ended December 31 ,2011  (Audited)

Statements of Cash Flow of North Texas Energy, Inc. for the Twelve   Months Ended December 31, 2011 (Audited)

Statement of Stockholder's Equity of North Texas Energy, Inc for the Twelve Months Ended December 31, 2011 (Audited)

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Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
North Texas Energy, Inc.
ATTN: Mr. Kevin Jones
5057 Keller Springs Rd, Suite 300
Addison, TX.75001

We have audited the accompanying balance sheets of North Texas Energy, Inc. as of December 31, 2011, and the related statements of operations and changes in stockholder’s deficit and cash flows for the year then ended.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had low revenue for the years 2011 and its ability to continue operations is based on the ability to obtain financing.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.  The 2011 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Texas Energy, Inc. as of December 31, 2011 and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/Eugene M Egeberg
Eugene M Egeberg, CPA
Baltimore, MD
14 February 2012

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Remington Oil and Gas, Inc.
ATTN: Mr. Kevin Jones
5057 Keller Springs Rd, Suite 300
Addison, TX.75001

We have audited the accompanying balance sheet of Remington Oil and Gas, Inc. as of January 31, 2011, and the related statements of operations and changes in stockholder’s deficit and cash flows for the one month then ended.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had low revenue for the prior two years including the audited month of January 2011, and its ability to continue operations is based on the ability to obtain financing.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.  The one month 2011, and two year 2010 and 2009 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Oil and Gas, Inc. of January 31, 2011 and the results of its operations and its cash flows for the one month then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M Egeberg
Eugene M Egeberg, CPA
Baltimore, MD
14 February 2012

Eugene M Egeberg
Certified Public Accountant
2400 Boston Street, Suite 102
Baltimore, Maryland  21224
(410) 218-1711

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REPORT

To the Stockholders
Remington Oil and Gas, Inc.
ATTN: Mr. Kevin Jones
5057 Keller Springs Rd, Suite 300
Addison, TX.75001

We have audited the accompanying balance sheets of Remington Oil and Gas, Inc. as of December 31, 2010 and December 31, 2009, and the related statements of operations and changes in stockholder’s deficit and cash flows for the two years then ended.   These financial statements are the responsibility of the Company management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards required by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had low revenue for the years 2010 and 2009 and its ability to continue operations is based on the ability to obtain financing.   These conditions raise substantial doubt about the ability of the Company to continue as a Going Concern.  The 2010 and 2009 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Oil and Gas, Inc. of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the two years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Eugene M Egeberg
Eugene M Egeberg, CPA
Baltimore, MD
14 February 2012

REMINGTON OIL AND GAS,  INC.  FINANCIAL STATEMENTS-BALANCE SHEETS
AT DECEMBER 31, 2009, 2010 & JANUARY 31, 2011 (AUDITED)

	01/31/2011	12/31/2010	12/31/2009
ASSETS
Current Assets
Cash	-0-	-0-	-0-
Total Current Assets	-0-	- 0-	-0-

Property & Equipment (Net of Depreciation)
Well Head & Storage Equipment	$-0-	$89,410	89,410
Total Assets	$-0-	$89,410	89,410

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable	$98,174	$98,174	94,367
Accrued Leasehold Obligation	$-0-	$50,000	50,000
Total Current Liabilities	$98,174	$148,174	144,367
Equity
Common Stock-8,361,000 Shares Issued & Outstanding
Par Value .00001 per Share	$8	8	-
Paid in Capital	$206,018	206,018	-
Stock Subscription	$(39,410)
Retained Earnings (Deficit)	$(264,790)	(264,790)	(54,957)
Total Liabilities & Equity	-0-	89,410	89,410

REMINGTON OIL AND GAS,  INC. FINANCIAL STATEMENTS-INCOME STATEMENTSs
FOR THE 12 MONTHS ENDED  DECEMBER 31, 2010 AND 2009
AND ONE MONTH ENDED JANUARY 31, 2011(AUDITED)
	1/31 2011	2010	2009

Income From Operations	-0-	-0-	-0-

General & Administrative Expenses
Salaries & Wages	$-0-	(76,215)	-0-
General Office Expense	$-0-	(28,237)	-0-
Legal & Professional Fees	$-0-	(34,118)	-0-
Repairs & Maintenance	$-0-	(25,110)	-0-
Supplies & Materials	$-0	(46,151)	$(54,957)
Total Expenses	$-0-	(209,833)	$(54,957)
Net Operating Income (Loss)	$-0-	(209,833)	$(54,957)

REMINGTON OIL AND GAS,  INC. FINANCIAL STATEMENTS-CASH FLOW STATEMENTS
AT DECEMBER 31, 2009 AND 2010
AND ONE MONTH ENDED JANUARY 31,2011 (AUDITED)

	1/31 2011	2010	2009
Operating Activities
Net Income From Operations	$-0-	(209,833)	$(54,957)
Adjustments to Reconcile Net Income to Net Cash Provided by Operations
	$-0-	3,806	$94,367
Increase (Decrease) in Current Liabilities-Leasehold Obligation	(50,000)	-0-	$50,000

Net Cash Provided From Operating Activities	$(50,000)	(206,027)	$89,410

Financing Activities Sale & Conversion of Equipment	$89,410
Sale of Common Stock	$(2)	206,027	-0-
Investing Activities			$(89,410)
Property & Equipment-Well Head Equipment Adjustments to Paid-In-Capital-Stock Subscription	(39,410)	-0-	$-0-
Net Cash Increase for the Period	-0-	-0-	-0-

Cash-Beginning of the Period	-0-		-0-
Cash-End of the Period	-0-		-0-
Accumulated (Deficit) Since Inception of Operations	$(264,790)	(264,790)	$(54,957)

REMINGTON OIL AND GAS, INC. STATEMENTS OF STOCKHOLDER EQUITY
DECEMBER 31 2009, 2010 AND JANUARY 31, 2011 (AUDITED)

	Common Stock		Additional	Accumulated	Total
	Shares	Amount	Paid-In-Capital	Deficit	Stockholder’s Equity
Beginning Balance
January 1, 2009	-	-	-	-	-
Net Loss				(54,957)	(54,957)
Ending Balance
January 31, 2009				(54,957)	(54,957)

Beginning Balance
January 1, 2010	-	-	-	(54,957)	(54,957)
Sale of Common
Stock-Cash	831,000	8	206,018	206,02
Net Loss				(209,833)	(209,833)
Ending Balance
December 31,2010	831,000	8	206,018	(264,790)	(264,790)

Beginning Balance
January 1, 2011	831,000	8	206,018	(264,790)	(264,790)
Stock Subscription
Agreement			(39,410	(264,790)	(264,790)
Ending Balance
January 31, 201	831,000	8	166,608	(264,790)	(264,790)

NORTH TEXAS ENERGY, INC.  FINANCIAL STATEMENTS-BALANCE SHEET
AT DECEMBER 31,2011 (AUDITED)

	12/31/2011
ASSETS
Current Assets
Cash		$-0-
Total Current Assets		-0-

Property & Equipment (Net of Depreciation)
Well Head & Storage Equipment		$89,410
Total Assets		$89,410

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable		$-0-
Accrued Leasehold Obligation		$50,000
Total Current Liabilities		$50,000
Equity
Common Stock-5,831,000 Shares Issued & Outstanding
Par Value .00001 per Share		$50
Stock Subscription		$8
Paid in Capital		$39352
Retained Earnings (Deficit)	$
Total Liabilities & Equity		89,410

NORTH TEXAS ENERGY, INC.  FINANCIAL STATEMENTS-INCOME STATMENT
FOR THE TWELVE MONTHS ENDING DECEMBER  31, 2011  (AUDITED)

12/31/2011

Income From Operations

General & Administrative Expenses
Salaries & Wages	$-0-
General Office Expense	$-0-
Legal & Professional Fees	$-0-
Repairs & Maintenance	$-0-
Supplies & Materials	$-0-
Total Expenses	$-0-
Net Operating Income (Loss)	$-0-

NORTH TEXAS ENERGY, INC.  FINANCIAL STATEMENTS-CASH FLOW STATEMENT
FOR THE TWELVE MONTHS  ENDING DECEMBER 31,  2011 (AUDITED)

	2011

Operating Activities
Net Income From Operations		$-0-
Adjustments to Reconcile Net Income to Net Cash Provided by Operations

Increase in Current Liabilities-Leasehold Obligation		$50,000

Net Cash Provided From Operating Activities		$50,000

Financing Activities
Acquisition of Equipment	$	(89,410)
Issuance of Stock for Equipment		39,410

Net Cash Increase for the Period		-0-

Cash-Beginning of the Period		-0-
Cash-End of the Period		-0-

NORTH TEXAS ENERGY,  INC. STATEMENTS OF STOCKHOLDER EQUITY
AT JANUARY 31, 2011 (AUDITED)

	Common Stock		Additional	Accumulated	Total
	Shares	Amount	Paid-In-Capital	Deficit	Stockholder’s Equity
Beginning Balance
January 1, 2011	-	-	-	-	-
Issued Common Stk	5,000,000	50	(50)	-
Stock Subscription	831,000	8	39,402	-	39,410
Ending Balance
January 31, 2011	5,831,000	58	39,352	-	39,410

NOTES TO THE FINANCIAL STATEMENTS

Note 1     Summary of Significant Accounting Policies

Generally Accepted Accounting Principles (GAAP)
These financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The Generally Accepted Accounting Principles (GAAP) have been applied in all reporting periods consistently since inception

Cash and Marketable Securities
Cash reported is the value of any cash account. The company has no current obligations that restrict any amount of any cash balance or that of any Marketable Securities. Marketable Securities would be reported at market value on the date of reporting.

Accounts Receivable
Accounts Receivable are reported at the net-recognizable value of oil and gas products delivered to market (refineries) and based on the daily national quoted price for a barrel of Western Intermediate Crude Oil. The company has no restrictions or financing agreements in force that restrict any portion of its Accounts Receivable.

Inventory
Although the company delivers its products to market daily when recovered, it may from time to time store some quantity of crude oil for delivery to market. Any inventory on hand is valued  at the quoted market price for Western Intermediate Crude Oil on the date of reporting. The company has not restrictions or financing agreements in force that restrict any portion of its Inventoy on hand.

Fixed Assets and Equipment
All equipment is recorded at cost or fair market value when acquired. Equipment is depreciated over its useful life using the straight line method of depreciation usually over a period of seven (7) years. The company has acquired a total of $ 89,410 in assets it categorizes as “Wellhead” equipment. The wellhead equipment is equipment that is used directly or indirectly in the process of recovering oil and natural gas from the company’s wells and delivering it to market. The company acquired the equipment in an arrangement in which its wholly owned subsidiary Remington Oil and Gas, Inc. exchanged its outstanding shares on January 31,2011 for an equal number of shares in North Texas Energy Inc.(831,000 common shares) and North Texas Energy, Inc.’s assumption of Remington’s Leasehold Obligation of $50,000 on Remington’s oil and gas leases. The $ 50,000 Leasehold Obligation represents the fair market value of the equipment that the is in place at the date of acquisition. The remainder of the equipment representing $ 39,410 is equipment that Remington Oil and Gas, Inc. purchased for cash. The arrangement is identified and the terms and conditions are explained in the “Purchase and Sale Agreement” included in the exhibits to this registration statement. The equipment is in place but has not yet been placed in service so no current period depreciation has been taken. Depreciation of the equipment will begin once the equipment is actually placed in service and recovery processes begin.

Accrued Lease Liability
The company’s accrued lease liability is obligated to the original oil and gas lease owner or assignee. As a result of the “Purchase and Sale Agreement” with Remington Oil and Gas, Inc., North Texas Energy, Inc. assumed the Leasehold Obligation of $ 50,000. It represents the fair market value of the pump and well equipment that is in place on the leased properties. Retirement of the Accrued Lease Liability is to be made in payments when oil and gas is recovered and delivered to market at the rate of 15% of the market value of the product delivered to market.

Principles of Consolidation
Our consolidated financial statements include the accounts of all of our wholly owned subsidiaries. Intra-company profits, transactions and balances have been eliminated in consolidation.

Operating Cycle
For the classification of Current Assets and Current Liabilities the company  reports them as such based on a period of one year or less from the time the asset or liability is originally acquired or incurred.

Revenue Recognition
The company has not recognized any income at this point. The company  recognizes income from the production of natural resources (crude oil and natural gas) that it produces from its wells at the time the product is delivered to market (refineries). The company has no current purchase commitments from buyers and has no inventory of crude oil or natural gas.

Income Taxes
The company has no income tax liability.  Recording of an income tax liability in the future will be net of any accumulated tax benefits including the application of any Net Loss Carry Forward.

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LITIGATION

The company has not been a party to any legal action. Further, the company is not aware of any impending legal action that would have any significant impact on the company’s business operations or liquidity.

STOCK TRANSFER AGENT

Our stock transfer agent is:   Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco TX 75034. The contact numbers are: Office (972) 963-0012 and FAX (972) 633-0088. The website is: stctransfer.com.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by securities counsel Mintz & Fraade, P.C. as shown in Exhibit 5.1 .

EXPERTS

Our consolidated comparative financial statements for the years ended December 31, 2010 and December 31, 2009 are included in this prospectus and in the registration statement and have been audited by Eugene Egeberg Certified Public Accountant an independent registered public accounting firm, as stated in their report appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on February 23, 2012.

North Texas Energy, Inc.

By:	/s/ Kevin Jones
Kevin Jones
Chairman and Chief Executive Officer

NORTH TEXAS ENERGY, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the  23rd day of February 2012 .

Signature	Title	Date

/s/ Kevin Jone	Chairman and Chief Executive Officer	February 23, 2012
Kevin Jones	(Principal Executive Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2.1 *	Schedule of Un-Registered Sales of North Texas Energy Stock
2.2	Purchase and Sales Agreement
3.1 *	Articles of Incorporation of North Texas Energy, Inc.
3.2 *	By-Laws of North Texas Energy, Inc.
5.1	Opinion of Legal Counsel-Issuance of Stock
99.1	Technical Report of Petroleum Engineer Regarding Oil and Gas Reserves

*Previously Filed

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